UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 2, 2009
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 Financial Statements and Exhibits	4

Signatures	5

Exhibit Index to Current Report on Form 8-K Filed on September 4, 2009

Exhibit 10.1 Schedule of Salary Actions
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Salary Actions. In connection with the previously announced decision to defer the retirement of The Chubb Corporation’s Chief Operating Officer, John J. Degnan, until December 31, 2010, the Organization & Compensation Committee of The Chubb Corporation (the Committee) undertook a comprehensive review of the compensation of certain of its named executive officers during the third quarter of 2009. As a result of that analysis, the Committee approved on September 2, 2009 increases to the base salaries of the following named executive officers: John J. Degnan, Paul J. Krump, Harold L. Morrison, Jr. and Dino E. Robusto. A schedule of the salaries for Messrs. Degnan, Krump, Morrison and Robusto is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Schedule of Salary Actions

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: September 4, 2009	By:	W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
FILED ON SEPTEMBER 4, 2009

Exhibit No.	Description
10.1	Schedule of Salary Actions